SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of earliest event reported: May 16, 2002



                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


       0-24293                                        43-1309065
(Commission File Number)                  (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri              63302-0900
(Address of Principal Executive Offices)              (Zip Code)

                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)

                              _____________________

Item 5.  Other Events.

         On May 16, 2002, LMI Aerospace, Inc. issued a press release announcing its acquisition of Versaform Corporation. The text of the announcement is attached hereto as Exhibit 99.1.

         Exhibit Number             Description

         99.1 Text of Press Release, dated May 16, 2002, issued by LMI Aerospace, Inc.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 16, 2002

                                   LMI AEROSPACE, INC.


                                   By:  /s/ Lawrence E. Dickinson
                                      --------------------------------------
                                        Lawrence E. Dickinson
                                        Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


Exhibit                             Description

99.1 Text of Press Release, dated May 16, 2002, issued by LMI Aerospace, Inc.

                                                                   Exhibit 99.1

                                                            LMI Aerospace, Inc.
                                                            Post Office Box 900
                                                    St. Charles, Missouri 63302

Contact:
Ed Dickinson, Chief Financial Officer, (636) 916-2150

                              FOR IMMEDIATE RELEASE

LMI AEROSPACE ACQUIRES VERSAFORM CORPORATION

Seeks further diversification of customer base and product offerings


         ST. LOUIS, May 15, 2002 - LMI Aerospace, Inc. (Nasdaq:LMIA) today announced that it has acquired Versaform Corporation and affiliates, which are privately held aerospace metal forming companies based in Southern California and British Columbia, Canada. Terms of the transaction, in which LMI acquired the common stock of Versaform, were not disclosed.

         The Versaform group produces large, formed metal components for regional jet, business jet and military markets from its main plants in Southern California, as well as aerospace and architectural components from a plant in British Columbia. Sales in the twelve months ended April 30, 2002, were approximately $12 million.

         "This transaction will be immediately accretive to earnings per share and add new core competencies," said Ronald Saks, President and Chief Executive Officer of LMI Aerospace. "Based on the acquisition, we project LMI's future sales distribution will be approximately 29 percent military OEM and spares components, 28 percent commercial OEM and spares, 28 percent regional and business jet, and 15 percent semiconductor and laser components. This mix is consistent with our stated strategy to expand and diversify our customer base and provide higher level value added products to those customers.

         "The Versaform-LMI combination creates a supplier which can offer a wide range of metal products to a more diverse customer base, thus helping ensure continued growth for LMI Aerospace," Saks said. "LMI will benefit by adding the ability to make larger stretch products, gaining new customers and a larger share of Gulfstream work, and having facilities near LMI customers in Southern California and Canada."

         Saks noted that LMI will bring significant improvements to Versaform's production, financial and marketing operations. These include expertise in lean manufacturing and engineering, front-end tooling production and back-end chemical milling and finishing capabilities, a source of additional production for both the California and Canadian Versaform sites, financial resources for expanding product offerings, the consolidation of two Oceanside, California facilities, and new marketing expertise. The combination also will provide for near-term expansion into foreign markets.

         The Company plans to fund the acquisition through a secured note with its lender. Versaform is LMI's fourth acquisition since the company's initial public offering in 1998.

         LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates eight manufacturing facilities that fabricate, finish and integrate close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, and for laser equipment used in the semiconductor and medical industries. Its products include leading edge wing slats and lens assemblies; cockpit window frame assemblies; fuselage skins and supports; passenger and cargo door frames and supports; and excimer laser components.

         This press release includes forward-looking statements related to LMI Aerospace's outlook for 2002 and future periods, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace's filings with the Securities and Exchange Commission.